                                                                    EXHIBIT 10.1

                          QUANTA CAPITAL HOLDINGS LTD.

                           RESTRICTED SHARE AGREEMENT

     FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, Quanta Capital Holdings Ltd. (the "Company"), a Bermuda company, hereby grants to _____________, a director of the Company (the "Holder"), common shares, $0.01 par value per share, of the Company (the "Shares") which are subject to certain restrictions and to a risk of forfeiture upon the following terms:

     WHEREAS, the Holder has been granted the following award (the "Award") for his service as a director and as compensation for services rendered; the following terms reflect the Company's 2003 Long Term Incentive Plan (the
"Plan");

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.

     1. GRANT. The Holder is hereby granted ____ Shares subject to certain restrictions and to a risk of forfeiture (the "Restricted Shares") pursuant to the Plan, the terms of which are incorporated herein by reference. The
Restricted Shares are granted as of _____________ (the "Date of Grant") and such grant is subject to the terms and conditions herein and the terms and conditions of the applicable provisions of the Plan.

     2. TERMS AND CONDITIONS. It is understood and agreed that the Award evidenced hereby is subject to the following additional terms and conditions:

         (a) Vesting of Award. Subject to Section 2(b) and (c) below and the other terms and conditions of this agreement and the Plan, this Award shall vest in ____ equal annual installments beginning on [the first anniversary of the Date of Grant].

         (b) Termination of Service; Forfeiture of Unvested Shares.
     Notwithstanding Section 2(a) above, in the event that prior to the vesting of the Restricted Shares, the Holder voluntary resigns or determines not to stand for re-election as a director of the Company (except due to the
     Holder's death or Permanent Disability (as defined below)) or in the event that prior to the vesting of the Restricted Shares, the Holder is removed as a director of the Company for Cause (as defined below), the unvested
     Restricted Shares shall be immediately forfeited. For purposes hereof,
     "Cause" means (a) theft or embezzlement by the Option Holder with respect to the Company or its subsidiaries; (b) malfeasance or gross negligence in the performance of the Option Holder's duties; (c) the commission by the
     Option Holder of any felony or any crime involving moral turpitude; (d)
     willful or prolonged absence from work by the Option Holder (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Option Holder to perform his or her duties and responsibilities

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     without the same being corrected within ten (10) days after being given written notice thereof; (e) continued and habitual use of alcohol by the
     Option Holder to an extent which materially impairs the Option Holder's performance of his or her duties without the same being corrected within ten (10) days after being given written notice thereof; or (f) the Option
     Holder's use of illegal drugs without the same being corrected within ten
     (10) days after being given written notice thereof.

         (c) Adjustments for Recapitalization and Dividends. In the event that any dividend in Shares, recapitalization, Share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other such change affects the Shares such that they are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of the Company or of another corporation or other consideration, then in order to maintain the value of the Restricted Shares, there shall automatically be substituted for each
     Restricted Share the number and kind of shares, other securities or other consideration (including cash) into which each outstanding Share shall be changed or for which each such Share shall be exchanged.

         (d) Death or Permanent Disability. Notwithstanding Section 2(a) or (b)
     above, if the Holder ceases to be a director of the Company due to the
     Holder's death or Permanent Disability, then upon his death or Permanent
     Disability, the Award shall become immediately vested in full. "Permanent
     Disability" means those circumstances where the Holder is unable to continue to perform the usual customary duties of his assigned job for a period of six (6) months in any twelve (12) month period because of physical, mental or emotional incapacity resulting from injury, sickness or disease. Any questions as to the existence of a Permanent Disability shall be determined by a qualified, independent physician selected by the Company and approved by the Holder (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this agreement.

         (e) Certificates. The certificates representing the Restricted Shares
     (the "Restricted Certificates") shall be issued in January 2006, registered in the Holder's name, and bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Restricted Shares (the
     "Restrictive Legend"). Until the Restricted Certificate's respective
     Restricted Shares have vested, the Restricted Certificate must remain in the physical possession of the Company. Upon the vesting of the Restricted
     Shares pursuant to Section 2(a), (b) or (c) hereof, the Restrictive Legend shall be removed and the certificate representing a vested Shares may be delivered to the Holder.

         (f) Rights of a Shareholder. The Holder shall have all of the rights of a shareholder including, without limitation, the right to vote Restricted
     Shares and the right to receive dividends thereon.

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         (g) Nontransferability. Prior to the vesting of the Restricted Shares, this Award, or any interest therein, shall not be transferable by the
     Holder except by will or the laws of descent and distribution.
     Notwithstanding the foregoing, the Award (or any part thereof) may be transferred by the Holder (for no consideration) to members of his or her
     "immediate family," to a trust or other entity established for the exclusive benefit of solely one or more members of the Holder's "immediate family," or to a charitable organization qualified for tax exemption under
     Code section 501(c)(3). Any Award held by the transferee will continue to be subject to the same terms and conditions that were applicable to the
     Award immediately prior to the transfer, except that the Award will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family" means the Holder's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption.

         (h) The Plan. All terms and conditions provided in this agreement are subject to the terms and conditions of the Plan.

     3. TRANSFER OF SHARES. The vested Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

     4. EXPENSES OF ISSUANCE OF SHARES. The issuance of share certificates representing the Shares in whole or in part, shall be without charge to the
Holder. The Company shall pay, and indemnify the Holder from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes)
or by reason of the issuance of shares hereunder.

     5. WITHHOLDING. Prior to the vesting of the Restricted Shares, the Holder shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the vesting of the Restricted Shares and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Holder, federal, state and local taxes of any kind required by law to be withheld upon the vesting of the
Restricted Shares.

     6. REFERENCES. References herein to rights and obligations of the Holder shall apply, where appropriate, to the Holder's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this agreement.

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     7. NOTICES. Any notice required or permitted to be given under this agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:

     If to the Company:

         Quanta Capital Holdings Ltd.
         1 Victoria Street
         Hamilton HM 11 Bermuda

         Attn.: Secretary

     If to the Holder:

         To the last address given to the Company by the Holder in the manner set forth herein.

     8. GOVERNING LAW. This agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws.

     9. ENTIRE AGREEMENT. This agreement constitutes the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this agreement and the Plan.

     10. COUNTERPARTS. This agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this agreement as of the
Date of Grant.

                                QUANTA CAPITAL HOLDINGS LTD.

                                By:
                                    ---------------------------------------
                                    Name:  Robert Lippincott III
                                    Title: Interim Chief Executive Officer

                                    ---------------------------------------
                                    [director]